                                 Exhibit 10.47

                                FIRST AMENDMENT

         THIS FIRST AMENDMENT (this "Amendment"), dated as of December __, 2000, to the Credit Agreement referenced below, is by and among RailWorks Corporation, a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower identified on the signature pages hereto (the "Guarantors"), the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

                                  WITNESSETH

         WHEREAS, a $250 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement dated as of April 28, 2000 (as amended, modified and supplemented from time to time, the "Credit Agreement") among the Borrower, the Guarantors, the Lenders, First Union National Bank, as Documentation Agent, and Bank of America, N.A., as Administrative Agent;

         WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

         WHEREAS, the requested modifications require the consent of the Required Lenders; and

         WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendments. The Credit Agreement is amended in the following respects:

         1.1 The following definitions in Section 1.1 of the Credit Agreement are amended or added to read as follows:

                           "Acquired Company EBITDA" means, for any period for
                  the Person or Property which is the subject of an Acquisition, the sum of net income for such period plus interest expense for such period plus all provisions for any federal, state or other domestic and foreign income taxes for such period plus depreciation and amortization for such period, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters immediately preceding the date of determination or, if four consecutive fiscal quarters are not available, then by annualization of the two consecutive fiscal quarters immediately preceding as of the date of determination.

                           "Available Revolving Committed Amount" shall have the
                  meaning provided in Section 2.1(a).

                           "Backlog/Contract Monitoring Report" shall have the
                  meaning provided in Section 7.2(f).

                           "Blocked Account" means a depository bank account of
                  the Borrower that is
                  governed by an assignment of collateral account or similar agreement, in form acceptable to the Administrative Agent, whereby the Borrower shall grant a security interest in such account in favor of the Administrative Agent for the benefit of the Lenders and shall acknowledge and agree that there shall be no disbursements from such account except in payment of the Borrower's obligations to the Lenders under this Agreement.

                           "Borrowing Base" means, as of any day, an amount
                  equal to the sum of:

                           (a)      eighty-five percent (85%) of Eligible
                                    Receivables;

                           (b) eighty-five percent (85%) of Eligible Receivables Retainage;

                           (c)      sixty percent (60%) of Eligible Inventory;

                           (d) the aggregate amount of cash and Cash Equivalents held in a Blocked Account with the Administrative Agent; and

                           (e)      the Borrowing Base Overadvance;

                  in each case as set forth in the most recent Borrowing Base Certificate, with adjustments to give effect to Acquisitions and Divestitures since the date of such Borrowing Base Certificate on a Pro Forma Basis.

                           "Borrowing Base Certificate" means a statement of the
                  Borrowing Base and its components delivered pursuant to
                  Section 7.1(c), in form and content satisfactory to the Administrative Agent and certified by the chief financial officer, chief accounting officer, treasurer or assistant treasurer of the Borrower to be true and correct as of the date thereof.

                           "Borrowing Base Overadvance" means prior to and
                  including September 30, 2001, $15 million, and thereafter, zero ($0).

                           "Consolidated EBITDA" means, for any period for the
                  Consolidated Group, the sum of Consolidated Net Income for such period plus Consolidated Interest Expense for such period plus all provisions for any federal, state or other domestic and foreign income taxes for such period plus depreciation and amortization for such period, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes hereof (i) extraordinary gains and losses and related tax effects thereon, and (ii) those special charges taken or to be taken in the third fiscal quarter and fourth fiscal quarter of 2000 identified on Schedule 7.9 attached to the First Amendment.

                           "Consolidated Excess Cash Flow" means, for any fiscal
                  year of the Consolidated Group on a consolidated basis, an amount equal to the sum of, without duplication, (a) Consolidated EBITDA for such fiscal year minus (b) Contingent Payments actually paid in cash during such fiscal year minus
                  (c) Consolidated Interest Expense actually paid during such fiscal year minus (d) federal, state and other income taxes actually paid by the Consolidated Group on a consolidated basis during such fiscal year minus (e) Consolidated Capital Expenditures made during such fiscal year minus (or plus) (f) changes in working capital accounts [plus decreases (minus increases) in accounts receivable, accounts receivable retention, costs in excess of billings, inventory and items set forth as "other current assets" on the consolidated and consolidating balance sheet of the Consolidated Group and minus decreases (plus increases) in accounts payable, billings in excess of cost, accrued payroll and items set forth as "other current liabilities" on the consolidated and consolidating balance sheet of the Consolidated Group] of the members of the Consolidated Group, minus (g) the sum of all scheduled payments of principal of Consolidated Funded Debt (including, without limitation, the implied principal component of payments due on Capital Leases and synthetic leases) during such period minus (h) the sum of all scheduled reductions of commitments of Consolidated Funded Debt (including, without limitation, reductions in the Aggregate Revolving Committed Amount required pursuant to Section 3.4(b)) during such period minus (i) the amount of any voluntary prepayments of the Tranche B Term Loan or (to the extent accompanied by a reduction in the Aggregate Revolving Committed Amount) the Revolving Loans plus (j) net proceeds from any recoveries of any claims described on Schedule 3.3(c) attached to the First Amendment.

                           "Consolidated Fixed Charges" means, for any period
                  for the Consolidated Group, the sum of (a) Consolidated Interest Expense for such period (with adjustment to exclude amortization of original issue discount on the Senior Subordinated Notes) plus (b) Restricted Payments paid during such period plus (c) the sum of all scheduled payments of principal of Consolidated Funded Debt (including, without limitation, the implied principal component of payments due on Capital Leases and synthetic leases) for the period of four consecutive fiscal quarters immediately following such period, in each case on a consolidated basis determined in accordance with GAAP applied on an consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                           "Contingent Payments" means any payments payable (or
                  that may become payable) in settlement of any contingent obligations incurred in connection with any Acquisition (other than Support Obligations permitted by Section 8.1), including, without limitation, any "earn-out payment" obligations.

                           "First Amendment" means the First Amendment to this
                  Credit Agreement dated as of December __, 2000.

                           "Overadvance Utilization Fee" shall have the meaning
                  assigned to such term in Section 3.5(d).

                           "Unadjusted Borrowing Base" means, as of any day, the
                  Borrowing Base less the Borrowing Base Overadvance.

         1.2 The pricing grid in the definition of "Applicable Percentage" is deleted in its entirety and replaced with the pricing grid below:

                                              Applicable Percentages               Applicable Percentages
                                                for Revolving Loans               for Tranche B Term Loan
                                       -------------------------------------      ------------------------
                                        Eurodollar
                                          Loans
                       Consolidated        and         Base
         Pricing     Total Leverage    Letter of       Rate       Commitment      Eurodollar     Base Rate
          Level           Ratio        Credit Fee      Loans          Fee            Loans         Loans
         -------     ---------------   ----------      -----      ----------      ----------     ---------
            I             > 5.5           4.00%        2.50%         0.750%          5.00%         3.50%
                          -
            II       > 5.0 but < 5.5      3.50%        2.00%         0.750%          4.50%         3.00%
                     -
           III       > 4.5 but < 5.0      3.25%        1.75%         0.625%          4.25%         2.75%
                     -
            IV       > 4.0 but < 4.5      3.00%        1.50%         0.625%          4.00%         2.50%
                     -
            V        > 3.5 but < 4.0      2.50%        1.00%         0.500%          3.50%         2.00%
                     -
            VI       > 3.0 but < 3.5      2.25%        0.75%         0.500%          3.50%         1.75%
                     -
           VII       > 2.5 but < 3.0      2.00%        0.50%         0.375%          3.50%         1.75%
                     -
           VIII      > 2.0 but < 2.5      1.75%        0.00%         0.300%          3.50%         1.75%
                     -
            IX       > 1.5 but < 2.0      1.50%        0.00%         0.300%          3.50%         1.75%
                     -
            X             < 1.5           1.25%        0.00%         0.250%          3.50%         1.75%

         1.3 The definition of "Permitted Investments" in Section 1.1 is amended to include the following sentence at the end thereof:

                           It is acknowledged and agreed that the loans,
                  advances and investments permitted under the foregoing clause
                  (xii) shall not include additional loans, advances and investments in or to Foreign Subsidiaries.

         1.4 Clause (i) of the proviso in Section 2.1(a) is amended to read as follows:

                           (i) with regard to the Revolving Lenders
                  collectively, the aggregate principal amount of Revolving Obligations outstanding at any time shall not exceed ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) (as such amount may be reduced from time to time in accordance with the provisions hereof, the "Aggregate Revolving Committed Amount"), provided that of such amount only ONE HUNDRED MILLION DOLLARS ($100,000,000) shall be available hereunder (the "Available Revolving Committed Amount") until such time as

                                    (A) for two consecutive fiscal quarters both
                           (i) the Consolidated Total Leverage Ratio shall be less than 4.0:1.0 and (ii) the Consolidated Senior Leverage Ratio shall be less than 2.5:1.0, in each case as shown on the officer's certificate delivered to the Administrative Agent pursuant to Section 7.2(a) as of the end of such quarters, or

                                    (B) all (100%) of the Revolving Lenders and
                           Tranche B Term Lenders holding at least sixty-six and two thirds percent (66-2/3%) of the outstanding principal amount of the Tranche B Term Loan shall otherwise agree;

         1.5 Section 2.2(e) of the Credit Agreement is hereby deleted in its entirety.

         1.6 Section 2.2(f) of the Credit Agreement is hereby deleted in its entirety.

         1.7 Clause (c) of Section 2.4 of the Credit Agreement is amended to read as follows:

                           (c) Tranche B Term Loan. The principal amount of the Tranche B Term Loan shall be due and payable in twenty-six
                  (26) consecutive quarterly installments, as follows:

                                            Principal                                 Principal
                                          Amortization                               Amortization
                         Date                Payment               Date                 Payment
                  ------------------      ------------      ------------------       ------------
                  June 30, 2000              $250,000       September 30, 2003         $1,875,000
                  September 30, 2000         $250,000       December 31, 2003          $1,875,000
                  December 31, 2000          $250,000       March 31, 2004             $2,500,000
                  March 31, 2001             $250,000       June 30, 2004              $2,500,000
                  June 30, 2001              $250,000       September 30, 2004         $2,500,000
                  September 30, 2001         $250,000       December 31, 2004          $9,781,250
                  December 31, 2001          $250,000       March 31, 2005             $9,781,250
                  March 31, 2002           $1,250,000       June 30, 2005              $9,781,250
                  June 30, 2002            $1,250,000       September 30, 2005         $9,781,250
                  September 30, 2002       $1,250,000       December 31, 2005          $9,781,250
                  December 31, 2002        $1,250,000       March 31, 2006             $9,781,250
                  March 31, 2003           $1,875,000       June 30, 2006              $9,781,250
                  June 30, 2003            $1,875,000       September 30, 2006         $9,781,250
                                                                                     ------------

                                                            Total                    $100,000,000

         1.8 Section 3.3(b)(ii) (Mandatory Prepayments in respect of Divestitures) is amended to read as follows:

                           The Loans shall be prepaid as hereafter provided in
                  an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from Divestitures (other than in the ordinary course of business) to the extent that the aggregate amount of Net Cash Proceeds therefrom shall exceed $1 million in any fiscal year.

         1.9 A new subclause (v) is added to clause (b) of Section 3.3 of the Credit Agreement to read as follows:

                           (v) Consolidated Excess Cash Flow. Until such time as the Consolidated Total Leverage Ratio shall be less than 3.0:1.0 as of the end of two consecutive fiscal quarters as shown on the officer's certificate delivered to the Administrative Agent pursuant to Section 7.2(a), the Borrower will, within ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2001), prepay the Loans as hereafter provided in an amount equal to seventy-five percent (75%) of the Consolidated Excess Cash Flow for the prior fiscal year.

         1.10 A new subclause (C) is added to clause (c)(ii) of Section 3.3 of the Credit Agreement to read as follows:

                           (C) Prepayments of Consolidated Excess Cash Flow. Mandatory prepayments made under this Section 3.3 in respect of Consolidated Excess Cash Flow shall be applied fifty percent (50%) to the Tranche B Term Loan (to the principal amortization installments thereof in inverse order of maturity) and fifty percent (50%) to the Revolving Obligations (with a corresponding permanent reduction in the Revolving Committed Amount in an amount equal to all amounts applied to the Revolving Obligations pursuant to this Section 3.3(c)(ii)(C)). Such mandatory prepayments shall be applied first to Base Rate Loans, then to Eurodollar Loans in direct order of Interest Period maturities, then to

                  Quoted Rate Swingline Loans in direct order of Interest Period maturities and then to a cash collateral account to secure LOC Obligations.

         1.11 Clause (b) of Section 3.4 of the Credit Agreement is renumbered as clause (c) thereof and a new clause (b) is added thereto to read as follows:

                           (b)      Mandatory Reductions. The Aggregate
                  Revolving Committed Amount and the Available Revolving Committed Amount each shall be automatically and permanently reduced on the date set forth below by the amount set forth opposite such date:

                           Date                                 Amount
                           ----                                 ------
                           June 30, 2002                      $2,500,000
                           December 31, 2002                  $2,500,000
                           June 30, 2003                      $3,750,000
                           December 31, 2003                  $3,750,000
                           June 30, 2004                      $7,500,000

         1.12 The first sentence of Section 3.5(a)(i) of the Credit Agreement is amended to read as follows:

                           In consideration of the Revolving Commitments, the
                  Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") equal to the sum of (i) the Applicable Percentage per annum on the average daily unused amount of the Available Revolving Committed Amount for the applicable period plus (ii) one-half of the Applicable Percentage per annum on the average daily amount by which the Aggregate Revolving Committed Amount exceeds the Available Revolving Committed Amount for the applicable period.

         1.13 A new clause (d) is added to Section 3.5 of the Credit Agreement to read as follows:

                           (d)      Borrowing Base Overadvance Fee. In
                  consideration of the Borrowing Base Overadvance, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, an overadvance utilization fee (the "Overadvance Utilization Fee") equal to one and one-fourth percent (1.25%) per annum on the amount by which the aggregate principal amount of outstanding Obligations exceeds the Unadjusted Borrowing Base on any day during the applicable period. The Overadvance Utilization Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date, beginning with the payment due December 31, 2000, for the quarter (or a portion thereof) then ending.

         1.14 Section 6.15 (Purpose of Extensions of Credit) is amended to read as follows:

                           The Extensions of Credit shall be used (i) to
                  refinance existing Funded Debt and (ii) to finance working capital, capital expenditures and other lawful corporate purposes, including Permitted Acquisitions; provided that notwithstanding the foregoing, proceeds of Extensions of Credit may not be used to make earn-out payments owing under seller financing obligations unless after giving effect to all such payments there would be at least $15 million of availability remaining hereunder.

         1.15 Subclause (ii) of clause (b) of Section 7.1 is renumbered as clause (iii) and a new clause (ii) is added thereto to read as follows:

                           (ii) within sixty (60) days after the end of the month of December and thirty (30) days after the end of each other calendar month, a company-prepared consolidated and consolidating balance sheet of the Consolidated Group as of the end of such calendar month and related company-prepared consolidated and consolidating statements of operations, shareholders' equity and cash flows for such calendar month and for the fiscal year to date, in form and substance satisfactory to the Administrative Agent and the Required Lenders, together with the monthly information package prepared for the Board of Directors and the weekly cash flow projections and reconciliation provided under Section 7.2(h);

         1.16 Clause (c) of Section 7.1 of the Credit Agreement is amended to read as follows:

                           (c)(i) by no later than the 15th day of each calendar
                  month, a Borrowing Base Certificate as of the last day of the immediately preceding calendar month, and (ii) by no later than the last day of each calendar month, an updated Borrowing Base Certificate reflecting the Borrowing Base as of the last day of the immediately preceding calendar month, indicating in each case the outstanding Obligations owing as of the date of determination;

         1.17 Clause (f) of Section 7.2 of the Credit Agreement is renumbered as clause (i) thereof and new clauses (f), (g) and (h) are added thereto to read as follows:

                           (f) Contract Monitoring Report. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a contract monitoring report for all contracts with estimated revenues of $10 million or more (the "Backlog/Contract Monitoring Report"), in the form attached as Schedule 7.1(f) to the First Amendment;

                           (g)      Quarterly Reconciliation Report.
                  Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above commencing with financial statements for the fiscal quarter ending March 31, 2001, a report in a form acceptable to the Administrative Agent reflecting a comparison between the actual consolidated and consolidating income statements, balance sheets and cash flow forecasts for such quarter and the projections contained in the Business Plan prepared in connection with (and as defined in) the First Amendment;

                           (h) Cash Flow Reports. As soon as available, and in any event within five (5) Business Days following the first day of each two week period (commencing with the two week period beginning December 4, 2000), a report, in a form acceptable to the Administrative Agent, that includes (i) a detailed cash flow projection of the Borrower for the then upcoming six weeks, on a consolidated and consolidating basis, and (ii) a variance analysis reflecting a detailed comparison between the actual cash flow computations of the Borrower through the end of the previous two week period on a consolidated and consolidating basis and those projected for such two week period in the most recent cash flow projection previously provided to the Administrative Agent in accordance with this Section; provided, however, that the first of such reports shall be delivered on or before December __, 2000 and shall not include a variance analysis.

         1.18 Clause (a) of Section 7.9 of the Credit Agreement is amended to read as follows:

                           (a) Consolidated Total Leverage Ratio. As of the end of each fiscal quarter of the members of the Consolidated Group, the Consolidated Total Leverage Ratio shall not be greater than the ratio set forth below:

                                    Fiscal Quarter End                           Ratio
                                    ------------------                           -----
                                    December 31, 2000                           5.75:1.0
                                    March 31, 2001                              5.75:1.0
                                    June 30, 2001                               5.75:1.0
                                    September 30, 2001                          5.10:1.0
                                    December 31, 2001                           4.50:1.0
                                    March 31, 2002                              4.25:1.0
                                    June 30, 2002                               4.25:1.0
                                    September 30, 2002                          4.25:1.0
                                    December 31, 2002 and thereafter            4.00:1.0

         1.19 Clause (b) of Section 7.9 of the Credit Agreement is amended to read as follows:

                           (b) Consolidated Senior Leverage Ratio. As of the end of each fiscal quarter of the members of the Consolidated Group, the Consolidated Senior Leverage Ratio shall not be greater than the ratio set forth below:

                                    Fiscal Quarter End                           Ratio
                                    ------------------                           -----
                                    December 31, 2000                           3.00:1.0
                                    March 31, 2001                              3.00:1.0
                                    June 30, 2001                               3.00:1.0
                                    September 30, 2001                          2.75:1.0
                                    December 31, 2001 and thereafter            2.50:1.0

         1.20 Clause (c) of Section 7.9 of the Credit Agreement is amended to read as follows:

                           (c) As of the end of each fiscal quarter of the members of the Consolidated Group, Consolidated Net Worth shall be not less than the sum of (i) the greater of (A) an amount equal to ninety percent (90%) of Consolidated Net Worth as of December 31, 2000 or (B) $90 million plus (ii) on the last day of each fiscal quarter to end after September 30, 2000, seventy-five percent (75%) of Consolidated Net Income for the fiscal quarter (but not less than zero), such increases to be cumulative, plus (iii) one hundred percent (100%) of any increases in Consolidated Net Worth resulting from Equity Transactions occurring after the date of the First Amendment.

         1.21 Clause (d) of Section 7.9 of the Credit Agreement is amended to read as follows:

                           (d) Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter of the members of the Consolidated Group, the Consolidated Fixed Charge Coverage Ratio shall not be less than the ratio set forth below:

                                    Fiscal Quarter End                           Ratio
                                    ------------------                           -----
                                    December 31, 2000                           1.20:1.0
                                    March 31, 2001                              1:10:1.0
                                    June 30, 2001                               1:00:1.0
                                    September 30, 2001                          1.20:1.0
                                    December 31, 2001                           1.35:1.0
                                    March 31, 2002                              1.35:1.0
                                    June 30, 2002                               1.40:1.0
                                    September 30, 2002                          1.40:1.0
                                    December 31, 2002                           1.40:1.0
                                    March 31, 2003                              1.50:1.0
                                    June 30, 2003                               1.50:1.0
                                    September 30, 2003                          1.50:1.0
                                    December 31, 2003                           1.50:1.0
                                    March 31, 2004                              1.35:1.0
                                    June 30, 2004 and thereafter                1.20:1.0

         1.22 A new clause (f) is added to Section 7.9 of the Credit Agreement to read as follows:

                           (f) Consolidated EBITDA. As of the end of each fiscal
                  quarter of the members of the Consolidated Group, Consolidated EBITDA for the fiscal quarter then ended shall not be less than the amount set forth below:

                                                                             Minimum Quarterly
                                    Fiscal Quarter End                      Consolidated EBITDA
                                    ------------------                      -------------------
                                    December 31, 2000                           $10,000,000
                                    March 31, 2001                              $10,000,000
                                    June 30, 2001                               $17,500,000
                                    September 30, 2001                          $20,000,000
                                    December 31, 2001                           $17,500,000

         1.23     A new Section 7.15 is added to read as follows:

                           7.15 Deposit Accounts. No later than January 31, 2001, cause each of the members of the Consolidated Group (other than Foreign Subsidiaries) to maintain any and all deposit accounts either with the Administrative Agent or with Lenders that have, with the Administrative Agent and the applicable Credit Party, executed tri-party agency agreements in substantially the form attached as Exhibit 7.15 or otherwise in form reasonably acceptable to the Borrower and the Administrative Agent; provided, however, that any of such members of the Consolidated Group may maintain deposit accounts with banking institutions other than the Administrative Agent or the Lenders so long as the aggregate amount of funds contained in all such deposit accounts does not exceed $2,000,000. In the case of Foreign Subsidiaries, if on May 31 of any year the aggregate amount of cash and Cash Equivalents held by Foreign Subsidiaries on such date exceeds the Funded Debt of the Foreign Subsidiaries (other than intracompany loans) on such date, the Borrower shall cause the Foreign Subsidiaries to promptly transfer to the Borrower or its Domestic Subsidiaries in the United States.

         1.24 Section 8.4 of the Credit Agreement is amended to read as follows:

                  8.4      Acquisitions.  Make any Acquisition, unless

                                    (a)      the Consolidated Total Leverage
                           Ratio shall have been less than 3.0:1.0 as of the end of two consecutive fiscal quarters occurring after the date of the First Amendment as shown on the officer's certificate delivered to the Administrative Agent pursuant to Section 7.2(a);

                                    (b)      the total consideration (cash and
                           non-cash consideration, including, without limitation, Indebtedness assumed, capital stock of the Borrower issued in connection with the Acquisition and the maximum aggregate amount of Contingent Payments payable in connection with the Acquisition) for any single Acquisition (or series of related Acquisitions) shall not exceed $15,000,000 in any instance;

                                    (c)      the total consideration (cash and
                           non-cash consideration, including, without limitation, Indebtedness assumed, capital stock of the Borrower issued in connection with the Acquisition and the maximum aggregate amount of Contingent Payments payable in connection with the Acquisition) for all Acquisitions shall not exceed $30,000,000 in any fiscal year;

                                    (d)      the Person or Property that is the
                           subject of the Acquisition shall have generated positive Acquired Company EBITDA;

                                    (e)      in the case of an Acquisition of
                           Property (other than capital stock or other equity interest of any Person), such Property which is the subject of the Acquisition shall be located in the United States of America;

                                    (f)      in the case of an Acquisition of
                           the capital stock or other equity interest of any Person, such Person shall be organized under the laws of, and located in, any of the States of the United States of America or the District of Columbia and all of the Property of such Person shall be located in the United States of America;

                                    (g)      the Property acquired (or the
                           Property of the Person acquired) in the Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the date of the First Amendment;

                                    (h)      the board of directors of the
                           Person which is, or whose Property is, the subject of the Acquisition shall have approved the Acquisition without material condition or contingency;

                                    (i)      no Default or Event of Default
                           would exist after giving effect to the Acquisition, determined in the case of financial covenant compliance on a Pro Forma Basis for the period of four consecutive fiscal quarters immediately preceding the date of the Acquisition and as otherwise set forth in Section 1.3(b).

                  Any consent of the Required Lenders requested by the Borrower under this Section 8.4 shall not be arbitrarily withheld or unreasonably delayed.

         1.25     A new Section 8.14 is added to read as follows:

                           8.14 Limitation of Payment of Intracompany Loans. Make any principal payments on any Indebtedness owing to Foreign Subsidiaries, except for principal payments of up to $4,000,000 in the aggregate on Indebtedness owing to Foreign Subsidiaries on the date of the First Amendment so long as no Default or Event of Default exists immediately prior thereto or would exist immediately after giving effect thereto.

         1.26 The Attachment for Computation of Financial Covenants attached to the Form of Officer's Certificate in Schedule 7.2(b) is amended to read as attached hereto.

         2.       Waiver.

                  (a) The Lenders hereby waive any Default or Event of Default that exists solely as a result of the Borrower's failure to comply with Section 7.9(a) (Consolidated Total Leverage Ratio), Section 7.9(b) (Consolidated Senior Leverage Ratio), Section 7.9(c) (Consolidated Net Worth) and Section 7.9(d) (Consolidated Fixed Charge Coverage Ratio) for any period ended on or before September 30, 2000. The foregoing waiver shall not modify or affect the Borrower's obligation to comply with Section 7.9(a), Section 7.9(b), Section 7.9(c) and Section 7.9(d) at all times after September 30, 2000.

                  (b) The Lenders hereby waive any Default or Event of Default that exists solely as a result of the Borrower's failure to comply with Section 5.2(b) of the Security Agreement in connection with
         (i) the change in corporate name of (A) Annex Railroad Builders Inc. (now known as RailWorks Track Services, Inc.), (B) RWKS Transit, Inc. (now known as RailWorks Transit, Inc.), (C) Railroad Service, Inc. (now known as RailWorks Track Systems, Inc.), (D) RailWorks Rail Services, Inc. (now known as RailWorks Rail Products & Services, Inc.) and (E) Twigg Corporation (now known as RWKS Construction, Inc.), and (ii) the change in corporate structure of Impulse Electric Enterprises of New York, Inc. and Sheldon Electric, Inc., both of which merged into L.K. Comstock & Company, Inc. The foregoing waiver shall not modify or affect the Borrower's obligation to comply with Section 5.2(b) of the Security Agreement in all other cases.

         3. Covenants. The Borrower hereby agrees to provide the following:

                  (a) Report Concerning Strategic Divestitures. On or before March 31, 2001, the Borrower will provide a report to the Administrative Agent on the advisability and feasibility of a sale or other divestiture of non-strategic businesses.

                  (b) Delivery of Detailed 2001 Business Plan. On or before December 31, 2000, a detailed "bottoms-up" cash flow budget for fiscal year 2001 for the Borrower, including consolidated and consolidating income statements, balance sheets and cash flow forecasts by month, which shall be based upon and supported by income statements, balance sheets and cash flow forecasts from each operating group within the Borrower (including the Transit Group).

                  (c) Delivery of Backlog/Contract Monitoring Report. On or before December 31, 2000, a detailed Backlog/Contract Monitoring Report for the fiscal quarter ended September 30, 2000, as provided in Section 7.2(f), as amended.

         4. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

                  (a) receipt by the Administrative Agent of multiple counterparts of this Amendment executed by the Credit Parties and the Required Lenders;

                  (b) receipt by the Administrative Agent of an opinion of counsel to the Credit Parties relating to this Amendment, which opinion shall be in form and substance satisfactory to the Required Lenders;

                  (c) receipt by the Administrative Agent and the Lenders of a detailed "bottoms-up" cash flow budget for fiscal year 2001 for the Transit Group of the Borrower, including consolidated and consolidating income statements, balance sheets and cash flow forecasts by month;

                  (d) receipt by the Administrative Agent of a Blocked Account agreement executed by the Borrower, which agreement shall be in form and substance satisfactory to the Administrative Agent;

                  (e) receipt by the Administrative Agent, for the ratable benefit of the Lenders which consent to this Amendment on the date hereof (the "Consenting Lenders"), of an amendment fee equal to 10 basis points (0.10%) on the aggregate Commitments (after giving effect to this Amendment) of the Consenting Lenders; and

                  (f) receipt by the Administrative Agent of all other fees and expenses due in connection with this Amendment;

         5.       Representations.

                  (a) The Borrower hereby affirms that the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct as of the date hereof (except those which expressly relate to an earlier period).

                  (b) Each of the Credit Parties hereby affirms that it has the corporate or other power and authority, and the legal right, to make, deliver and perform this Amendment and has taken all necessary action to authorize the execution, delivery and performance of this Amendment, and that this Amendment constitutes a legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6. Release. Each Credit Party hereby represents and warrants that it has no claims, counterclaims, offsets, or defenses to the Credit Documents or to the performance of its obligations thereunder. In consideration of the Lenders' willingness to enter into this Amendment, each Credit Party hereby releases the Administrative Agent, the Lenders, and the Administrative Agent's and the Lenders' respective officers, employees, representatives, agents, counsel, trustees and directors from any and all actions, causes of action, claims, demands, damages and liabilities or whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected, that may exist in connection with any of the Credit Documents or the Obligations, to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

         7. Reaffirmation of Guaranty. Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor's obligations under the Credit Agreement or the other Credit Documents.

         8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

         9. Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC.

         10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         11. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:     RAILWORKS CORPORATION,
              a Delaware corporation

              By:
                 -----------------------------------------
              Name:  Michael R. Azarela
              Title: President

GUARANTORS:   ALPHA-KEYSTONE ENGINEERING, INC., a Pennsylvania corporation
              BIRMINGHAM WOOD, INC., an Alabama corporation
              BREAKING TECHNOLOGY CORP., a New York corporation
              BREAKING TECHNOLOGY & EQUIPMENT, INC., a New York corporation
              COMSTOCK HOLDINGS, INC., a Delaware corporation
              COMTRAK CONSTRUCTION, INC., a Georgia corporation
              CONDON BROTHERS, INC., a Washington corporation
              CPI CONCRETE PRODUCTS, INCORPORATED, a Tennessee corporation
              EARL CAMPBELL CONSTRUCTION COMPANY, INC., a Texas corporation
              FCM RAIL, LTD., a Michigan corporation
              GANTREX CORPORATION, a Pennsylvania corporation
              H.P. MCGINLEY, INC., a Pennsylvania corporation
              HSQ TECHNOLOGY, a California corporation
              KENNEDY RAILROAD BUILDERS, INC., a Pennsylvania corporation
              L.K. COMSTOCK & COMPANY, INC., a New York corporation
              M-TRACK ENTERPRISES, INC., a New York corporation
              MCCORD TREATED WOOD, INC., an Alabama corporation
              MERIT RAILROAD CONTRACTORS, INC., a Missouri corporation
              MIDWEST CONSTRUCTION SERVICES, INC., an Indiana corporation
              MIDWEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION
                       OF WYOMING, a Wyoming corporation
              MINNESOTA RAILROAD SERVICE, INC., a Tennessee corporation
              NEOSHO ASIA, INC., a Kansas corporation
              NEOSHO CENTRAL AMERICA, INC., a Kansas corporation
              NEOSHO CONSTRUCTION COMPANY, INCORPORATED, a Kansas corporation
              NEOSHO CONTRACTORS, INC., a Wyoming corporation
              NEOSHO INCORPORATED, INC., a Kansas corporation
              NEOSHO INTERNATIONAL, INC., a Kansas corporation
              NEW ENGLAND RAILROAD CONSTRUCTION CO., a Connecticut corporation
              NORTHERN RAIL SERVICE AND SUPPLY COMPANY, INC.,
                       a Michigan corporation

              By:
                 -----------------------------------------------------
              Name:  Michael R. Azarela
              Title: Executive Vice President of each of the foregoing

                           [SIGNATURE PAGES CONTINUE]

              RAILCORP, INC., an Ohio corporation
              RAILWORKS RAIL PRODUCTS & SERVICES, INC., a Kansas corporation RAILWORKS TRACK SERVICES, INC., an Indiana corporation
              RAILWORKS TRACK SYSTEMS, INC., a Nevada corporation
              RAILWORKS TRANSIT, INC., a New York corporation
              RAILWORKS WOOD PRODUCTS, INC., a Delaware corporation
              RWKS CONSTRUCTION, INC., a Maryland corporation
              SOUTHERN INDIANA WOOD PRESERVING CO., INC., an Indiana corporation U.S. RAILWAY SUPPLY, INC., an Indiana corporation
              U.S. TRACKWORKS, INC., a Michigan corporation
              V&R ELECTRICAL CONTRACTORS, INC., a New York corporation
              WM. A. SMITH CONSTRUCTION CO., INC., a Texas corporation
              WOOD WASTE ENERGY, INC., a Virginia corporation
              W.T. BYLER CO., INC., a Texas corporation



              By:
                 -----------------------------------------------------
              Name:  Michael R. Azarela
              Title: Executive Vice President of each of the foregoing

              RAILWORKS TRANSIT SYSTEMS, INC., a Delaware corporation RAILWORKS CANADA, INC., a Delaware corporation



              By:
                 -----------------------------------------------------
              Name:  John P. Nuzzo
              Title: Assistant Secretary of each of the foregoing



              By:
                 -----------------------------------------------------
              Name:  Michael R. Azarela
              Title: Executive Vice President of each of the foregoing

              DURA-WOOD LLC, a Delaware limited liability company


              By:      MCCORD TREATED WOOD, INC.,
                       an Alabama corporation, its managing member



                       By:
                          --------------------------------------------
                       Name:  Michael R. Azarela
                       Title: Executive Vice President

                           [SIGNATURE PAGES CONTINUE]

LENDERS:      BANK OF AMERICA, N.A.,
              individually in its capacity as a
              Lender and in its capacity as Administrative Agent



              By:
                 --------------------------
              Name:
              Title:

              FIRST UNION NATIONAL BANK



              By:
                 --------------------------
              Name:
              Title:

              SUMMIT BANK



              By:
                 --------------------------
              Name:
              Title:

              M&T BANK



              By:
                 --------------------------
              Name:
              Title:

              KEY BANK NATIONAL ASSOCIATION



              By:
                 --------------------------
              Name:
              Title:

              BANK ONE, MICHIGAN



              By:
                 --------------------------
              Name:
              Title:

              COMERICA BANK



              By:
                 --------------------------
              Name:
              Title:

                           [SIGNATURE PAGES CONTINUE]

              STATE STREET BANK AND TRUST COMPANY,
              as Trustee for GENERAL MOTORS WELFARE BENEFITS TRUST



              By:
                 -------------------------------------------------
              Name:
              Title:

              STATE STREET BANK AND TRUST COMPANY, as Trustee for
              GENERAL MOTORS EMPLOYEES GLOBAL GROUP PENSION TRUST



              By:
                 -------------------------------------------------
              Name:
              Title:

              ALLFIRST BANK



              By:
                 -------------------------------------------------
              Name:
              Title:

              HELLER FINANCIAL, INC.



              By:
                 -------------------------------------------------
              Name:
              Title:

              THE PROVIDENT BANK



              By:
                 -------------------------------------------------
              Name:
              Title:

              FOOTHILL INCOME TRUST II, L.P.



              By:
                 -------------------------------------------------
              Name:
              Title:

              METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY



              By:
                 -------------------------------------------------
              Name:
              Title:

                           [SIGNATURE PAGES CONTINUE]

              FLOATING RATE PORTFOLIO
              By:  INVESCO Senior Secured Management, Inc.,
                   as attorney in fact



              By:
                 ----------------------------------------------
              Name:
              Title:

              AVALON CAPITAL LTD.
              By:  INVESCO Senior Secured Management, Inc.



              By:
                 ----------------------------------------------
              Name:
              Title:

              CERES II FINANCE LTD
              By:  INVESCO Senior Secured Management, Inc.,
                   as Sub-Management Agent (Financial)



              By:
                 ----------------------------------------------
              Name:
              Title:

              VAN KAMPEN PRIME RATE INCOME TRUST



              By:
                 ----------------------------------------------
              Name:
              Title:

              VAN KAMPEN CLO I, LIMITED



              By:
                 ----------------------------------------------
              Name:
              Title:

              VAN KAMPEN SENIOR INCOME TRUST



              By:
                 ----------------------------------------------
              Name:
              Title:

              J.H. WHITNEY MARKET VALUE FUND, L.P.



              By:
                 ----------------------------------------------
              Name:
              Title:

                                 Schedule 3.3(c)

                          Schedule of Claims Recoveries

                                 Schedule 7.1(f)

                   Form of Contract/Backlog Monitoring Report

                                 Exhibit 7.2(b)

                   Form of Attachment to Officer's Certificate
                     For Computation of Financial Covenants

                                  Schedule 7.9

           Special Charges taken in Third and Fourth Quarters of 2000

                                  Schedule 7.15

Form of Tri-Party Agency Agreement


                                       56